                                                                    EXHIBIT 23.A


(NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD)


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference into the Prospectus Supplement dated October 15, 2003 to the Prospectuses dated February 7, 2002 and July 25, 2003 of GulfTerra Energy Partners, L.P. (formerly El Paso Energy Partners, L.P.) and the Subsidiary Guarantors listed therein of our reserve reports dated as of December 31, 2000, 2001, and 2002 each of which is included in the Annual Report on Form 10-K of GulfTerra Energy Partners, L.P. for the year ended December 31, 2002. We also consent to the reference to us under the heading of "Experts" in such Prospectus Supplement.


                                     NETHERLAND, SEWELL & ASSOCIATES, INC.


                                     By: /s/ FREDERIC D. SEWELL
                                         ------------------------------------
                                         Frederic D. Sewell
                                         Chairman and Chief Executive Officer

Dallas, Texas
October 15, 2003